Exhibit 99.1

Altair Nanotechnologies Reports First Quarter 2012 Financial Results

RENO, Nev. – May 10, 2012 – Altair Nanotechnologies, Inc. (Altair) (Nasdaq: ALTI), a provider of advanced lithium-ion battery storage systems, today reported financial results for the first quarter ended March 31, 2012.

Financial Highlights for the first quarter of 2012 compared to the first quarter of 2011

▪	Revenues decreased to $0.3 million from $2.6 million.
▪	Gross loss remained constant at $(0.2) million.
▪	Operating expenses of $4.8 million compared to $5.7 million.
▪	Net loss of $4.9 million compared to $5.9 million.
▪	Cash used in operating and investing activities of $6.1 million compared to $4.6 million.

Recent Highlights

▪
On April 18, 2012, our subsidiary Altair Nanotechnologies (China) Co., Ltd. ("Altair China") entered into an Agreement (the "Agreement") with Wu'an Municipal People's Government ("Wu'an") and Handan Municipal People's Government ("Handan") regarding the establishment by Altair China of a manufacturing facility in the City of Wu'an, in Hebei Province in China.  The Agreement contemplates the purchase by Wu'an and Handan of electric buses beginning in late 2012 and continuing over a period of years, and the future purchase of electric taxis and energy storage systems.

▪	On April 1, 2012, our Board of Directors appointed Alexander Lee as interim Chief Executive Officer of the Company and appointed Liming Zou (a/k/a Albert Zou) as President of the Company.

For the 2012 first quarter, Altair reported revenues of $0.3 million, down from $2.6 million in the first quarter of 2011.  This decrease is primarily due to the sale of $1.7 million of products to a Chinese entity during the first quarter of 2011.

Net loss was $4.9 million, or $0.07 per share, compared to a net loss of $5.9 million, or $0.22 per share, for the first quarter of 2011.  The basic and diluted weighted average shares outstanding for the quarter were 69.5 million, compared to 26.8 million for the same period in 2011.

“The establishment of Altair China, the execution of our economic cooperation agreement, and our plan to expand Altair’s operations into China shall create new and meaningful opportunities for the Company. It will take time and effort to develop these opportunities, but this is an important and critical step to gain access to customers in Asia,” said Alexander Lee, Altair’s interim Chief Executive Officer.

For the quarter, gross loss remained constant at $(0.2) million and operating expenses were lower by 16 percent, falling from $5.7 million in the first quarter of 2011 to $4.8 million for the same period this year. The primary driver for the reduced operating expenses was the result of constrained spending in all areas of the company.

Altair’s cash and cash equivalents decreased by $6.0 million, from $46.5 million at December 31, 2011 to $40.5 million at March 31, 2012. This is primarily due to the $5.7 million of cash used in operating activities during the quarter ending March 31, 2012.  The bulk of the cash used in operations went to cover normal compensation and non-labor expenses, and the build-up of work in process inventory related to the fulfillment of customer sales backlog.

ALTAIR NANOTECHNOLOGIES REPORTS FIRST QUARTER 2012 FINANCIAL RESULTS

First Quarter 2012 Conference Call
Altair will hold a conference call to discuss its first quarter 2012 results on Thursday, May 10, 2012 at 11:00 a.m. Eastern Daylight Time (EDT). Shareholders and members of the investment community are invited to participate in the conference call. The dial-in number for both U.S. and international callers is +1 678-224-7719. Please dial in to the conference five minutes before the call is scheduled to begin. Ask the operator for the Altair Nanotechnologies call.

Post call, a phone-based audio replay will be available from 2:00 p.m. EDT, Thursday, May 10, 2012 until Midnight EDT, May 17, 2012.  It can be accessed by dialing +1 404-537-3406 and entering the conference number 78414687.  Additionally, the conference call and replay will be available online, and can be accessed by visiting Altair's web site, www.altairnano.com.

About Altair Nanotechnologies, Inc.
Headquartered in Reno, Nev. with manufacturing in Anderson, Ind., Altair is a leading provider of energy storage systems for clean, efficient power and energy management. Altair's lithium-titanate based battery systems are among the highest performing and most scalable, with applications that include complete energy storage systems for use in providing frequency regulation and renewables integration for the electric grid, and battery modules and systems for transportation and industrial applications. For more information please visit Altair at www.altairnano.com.

Forward-Looking Statements
This report may contain forward-looking statements as well as historical information. Forward-looking statements, which are included in accordance with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, may involve risks, uncertainties and other factors that may cause Altair's actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this report. These risks include the risk that the government entities with which the Company has contracted will be unable to fulfill their commitment due to legal limitations, including certain procedures required in connection with land use grants and major product purchases; that the government entities will not fulfill their commitments for political or other discretionary reasons, in which case the Company will have no, or limited, remedies; that the Company will run into regulatory, finance or other obstacles as it attempts to expand its operations into China; that the Company interest may be harmed by the absence from the Agreement of terms and conditions that are customary in contracts under U.S. law; that the Company will be unable to expand capacity (or contract with third parties) in order to meet the demand of product orders, particularly products like electric vehicles which the Company does not itself manufacture; that the Company will not experience expected costs savings as a result of its expansion into China and that the Company will not experience an increase in sales volume or, even if it experiences such an increase, that the Company will experience low (or negative) gross margins and not operate profitably in China. Other risks are identified in Altair's most recent Annual Report on Form 10-K filed with the SEC. Such forward-looking statements speak only as of the date of this release. Altair expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in Altair expectations or results or any change in events.

ALTAIR NANOTECHNOLOGIES REPORTS FIRST QUARTER 2012 FINANCIAL RESULTS

For Additional Information:

Investors
Larry Clawson
Director, Financial Planning & Analysis
lclawson@altairnano.com
775.858.3728
lclawson@altairnano.com

Tables Follow

ALTAIR NANOTECHNOLOGIES REPORTS FIRST QUARTER 2012 FINANCIAL RESULTS

ALTAIR NANOTECHNOLOGIES INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Expressed in thousands of United States Dollars, except shares)

	(Unaudited) March 31, 2012	December 31, 2011
ASSETS
Current assets
Cash and cash equivalents	$40,460	$46,519
Restricted cash	293	-
Accounts receivable, net	127	333
Product inventories, net	8,926	7,220
Prepaid expenses and other current assets	2,239	2,240
Total current assets	52,045	56,312

Property, plant and equipment, net	6,575	6,870

Patents, net	331	350

Total Assets	$58,951	$63,532

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Trade accounts payable	$5,984	$5,870
Accrued salaries and benefits	875	1,132
Accrued warranty	364	354
Accrued liabilities	452	421
Deferred revenues	2,008	1,616
Warrant liabilities	577	654
Current portion of long-term debt	5	12
Total current liabilities	10,265	10,059

Total Liabilities	10,265	10,059

Stockholders' equity
Common stock, no par value, unlimited shares authorized; 69,452,487 shares issued and outstanding at March 31, 2012 and December 31, 2011	245,617	245,617
Additional paid in capital	12,351	12,279
Accumulated deficit	(209,282)	(204,423)
Total stockholders' equity	48,686	53,473

Total Liabilities and Stockholders' Equity	$58,951	$63,532

ALTAIR NANOTECHNOLOGIES REPORTS FIRST QUARTER 2012 FINANCIAL RESULTS

ALTAIR NANOTECHNOLOGIES INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Expressed in thousands of United States Dollars, except shares and per share amounts)
(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2012	2011
Revenues
Product sales	$197	$2,366
License fees	60	60
Commercial collaborations	-	2
Contracts and grants	-	123
Total revenues	257	2,551

Cost of goods sold
Product	406	2,611
Contracts and grants	-	128
Warranty and inventory reserves	14	46
Total cost of goods sold	420	2,785

Gross loss	(163)	(234)

Operating expenses
Research and development	1,833	2,056
Sales and marketing	920	1,051
General and administrative	1,749	2,171
Depreciation and amortization	269	375
Loss on disposal of assets	-	16
Total operating expenses	4,771	5,669
Loss from operations	(4,934)	(5,903)

Other income (expense)
Interest expense	(2)	(7)
Realized loss on investment	-	(1)
Change in fair value of warrant liabilities	77	-
Total other income (expense), net	75	(8)

Net loss	$(4,859)	$(5,911)

Loss per common share - basic and diluted	$(0.07)	$(0.22)

Weighted average shares - basic and diluted	69,452,487	26,844,583